UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2013

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 105

San Diego, CA

(Address of principal executive offices)

92121

(Zip code)

(858) 452-0370

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Trius,” “we,” “us” and “our” refer to Trius Therapeutics, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Executive Officer Base Salary and Stock Option Grants

On March 7, 2013, our Board of Directors, based on the recommendation of our Compensation Committee, approved 2013 base salaries and the grant of additional stock options for our executive officers. The 2013 base salaries are effective as of February 25, 2013. The following table sets forth 2013 base salaries and the number of shares underlying the stock option grants for our executive officers:

Name	Title	2013 Base Salary	Stock Options
Jeffrey Stein, Ph.D.	Chief Executive Officer	$456,000	275,000
Philippe Prokocimer, Ph.D.	Chief Medical Officer	$374,500	150,000
John P. Schmid	Chief Financial Officer	$320,000	140,000
Craig Thompson	Chief Commercial Officer	$314,150	125,000
Ken Bartizal, Ph.D.	Chief Development Officer	$311,100	90,000
John Finn, Ph.D.	Chief Scientific Officer	$305,000	80,000

The stock options described above (i) were granted effective as of March 7, 2013 pursuant to our 2010 Equity Incentive Plan, as amended, (ii) terminate ten years after March 7, 2013 or earlier in the event the option holder’s service to us is terminated and (iii) have an exercise price per share equal to $6.13, the closing price of our common stock as reported on the Nasdaq Stock Market on March 7, 2013. Subject to the option holder’s continued service to us, the shares of common stock subject to such stock options vest in equal monthly installments over the four years following the date of grant.

2012 Incentive Cash Bonus Payments

On March 7, 2013, our Board of Directors, based on the recommendation of our Compensation Committee, also approved 2012 incentive cash bonus payments under our 2012 Executive Bonus Plan based on an assessment of achievement of corporate and individual goals set forth in the 2012 Executive Bonus Plan. The 2012 cash bonuses approved for each of our executive officers were as follows:

Name	2012 Cash Bonus
Jeffrey Stein, Ph.D.	$224,120
Philippe Prokocimer, Ph.D.	$140,000	[1]
John P. Schmid	$103,700
Craig Thompson	$103,700
Ken Bartizal, Ph.D.	$100,650
John Finn, Ph.D.	$88,450

[1]	Includes a one-time discretionary bonus in the amount of $21,000 in recognition of extraordinary achievements during 2012.

2013 Executive Bonus Plan

On March 7, 2013, our Board of Directors, based on the recommendation of our Compensation Committee, also approved our 2013 Executive Bonus Plan, or 2013 Bonus Plan. Under the 2013 Bonus Plan, our executive officers are provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate and individual goals. Under the 2013 Bonus Plan, each individual is assigned a target bonus opportunity, calculated as a percentage of that individual’s 2013 base salary, based on the person’s role and title in the company. In addition, the payout for all of our officers is calculated based on our achievement of corporate and individual goals during 2013, with each officer being assigned a corporate and individual goal weighting.

Under the 2013 Bonus Plan, the target bonus opportunity as a percentage of 2013 base salary and corporate and individual goal weighting for each of our executive officers is as follows:

Name	Title	Target Bonus	Corporate	Individual
Jeffrey Stein, Ph.D.	Chief Executive Officer	65%	100%	0%
Philippe Prokocimer, Ph.D.	Chief Medical Officer	40%	75%	25%
John P. Schmid	Chief Financial Officer	40%	75%	25%
Craig Thompson	Chief Commercial Officer	40%	75%	25%
Ken Bartizal, Ph.D.	Chief Development Officer	40%	75%	25%
John Finn, Ph.D.	Chief Scientific Officer	40%	75%	25%

On March 7, 2013, our Board of Directors, based on the recommendation of our Compensation Committee, established corporate goals for 2013. For 2013, our corporate goals are a combination of clinical development goals and strategic goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trius Therapeutics, Inc.

Dated: March 13, 2013	By:	/s/ John P. Schmid
	Name:	John P. Schmid
	Title:	Chief Financial Officer